Exhibit 3(a)3

  ENTERTAINMENT CORP.
  FILED
  In the Office of the
  Secretary of State of the
  STATE OF NEVADA
  March 18, 1992

  2594-87

                 CERTIFICATE OF AMENDMENT OF ARTICLES OF
           ARTICLES OF INCORPORATION OF AIR ENTERTAINMENT CORP.

  On Air Entertainment Corp. ("the Company"), a Nevada Corporation, by its President and Secretary do hereby certify:

  The stockholders of the corporation pursuant to Article V of the Articles of Incorporation and Section 78.320 of the Nevada General Corporation Law, by informal action by written consent of at least a majority of the shares of common stock outstanding, as of February 14, 1992 passed a resolution adopting the following amendment to the Company's Articles of Incorporation:

  The Article I of the Company's Articles of Incorporation be amended so as to read as follows:

  "Name: The name of the corporation is on East Consult Corp."

  The undersigned further certifies that noticed to all shareholders not joining in the consent to this action has been given in accordance with the Nevada General Corporation Law.

  IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by its President and its Secretary on February 14, 1992.

                                         AMBER VENTURA CORP.

                                         /s/ Peter E. Klenner

                                         --------------------
                                           Peter E. Klenner
                                           President and Secretary

  State of New York )
                    )

  County of New York)

  On this 13th day of March 1992, August, 1989, before me, a Notary Public, personally appeared, Peter E. Klenner, who acknowledged that he is the President and Secretary-treasurer of On Air Entertainment Corp., its sole officer and that he executed the above instrument in such capacity on behalf of On Aire Entertainment Corp.

                                        -------------------
                                        Notary Public